UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2012

VOCERA COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-35469	94-3354663
(Commission File Number)	(IRS Employer Identification No.)

525 Race Street, San Jose, CA	95126
(Address of principal executive offices)	(Zip Code)

(408) 882-5100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On May 9, 2012, Vocera Communications, Inc. (“Vocera”) reported its financial results for the first quarter of fiscal 2012 that ended on March 31, 2012. A copy of the press release issued by Vocera is furnished as Exhibit 99.01 to this report.

Item 5.02.	Departure of Directors; Election of Directors.

On May 9, 2012, Vocera announced that Sharon L. O’Keefe will join the Governance and Nominating Committee. Ms. O’Keefe, President of the University of Chicago Medical Center, joined Vocera’s Board of Directors in March 2012. Vocera’s Board approved the committee appointment effective as of May 8, 2012.

On May 7, 2012, Donald F. Wood advised Vocera’s Board of Directors of his election to step off of Vocera’s Board, effective immediately. Mr. Wood joined Vocera’s Board in November 2000 in connection with the investment in Vocera by Vanguard Ventures, of which Mr. Wood is a general partner.

A copy of the press release issued by Vocera is furnished as Exhibit 99.02 to this report.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description

99.01	Press release reporting first quarter 2012 results dated May 9, 2012.

99.02	Press release announcing appointment of Sharon L. O’Keefe to Governance and Nominating Committee dated May 9, 2012.

The information contained in Item 2.02 of this report and the accompanying press release in Item 9.01 shall not be incorporated by reference into any filing of Vocera with the Securities and Exchange Commission, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing. The information contained in Item 2.02 of this report and the accompanying press release in Item 9.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOCERA COMMUNICATIONS, INC.

Date: May 9, 2012	By:	/s/ William R. Zerella
William R. Zerella
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.01	Press release reporting first quarter 2012 results dated May 9, 2012.

99.02	Press release announcing appointment of Sharon O’Keefe to Governance and Nominating Committee dated May 9, 2012.